Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to us in this Post-Effective Amendment No. 160 to Registration Statement No. 002-41839 on Form N-1A, under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information for Fidelity Municipal Income 2015 Fund, Fidelity Municipal Income 2017 Fund, Fidelity Municipal Income 2019 Fund and Fidelity Municipal Income 2021 Fund, each a fund of the Fidelity Fixed-Income Trust, which is a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

May 11, 2011